Exhibit 4.1

Industry Canada	Industrie Canada

Restated Certificate	Certificat
of Incorporation	de constitution à jour

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

COGNOS INCORPORATED

COGNOS INCORPOREE	074301-1

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of incorporation of the above-named corporation were restated under section 180 of the Canada Business Corporations Act as set out in the attached restated articles of incorporation.

Je certifie que les statuts constitutifs de la société susmentionnée ont été mis à jour en vertu de 1’article 180 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les statuts mis à jour ci-joints.

/s/ Richard G. Shaw	May 3, 2006 / le 3 mai 2006
Richard G. Shaw	Effective Date of Restatement -
Director - Directeur	Date d’entrée en vigueur de la mise à jour

Industry Canada	Industrie Canada	FORM 7	FORMULAIRE 7
		RESTATED ARTICLES OF	STATUTS CONSTITUTIFS
Canada Business	Loi canadienne sur les	INCORPORATION	M IS A J OUR
Corporations Act	sociétés par actions	(SECTION 180)	(ARTICLE 180)

1 —	Name of the Corporation - Dénomination sociale de la société COGNOS INCORPORATED / COGNOS INCORPORÉE		Corporation No. - N° de la société 074301-1
2 —	The province or territory in Canada where the registered office is situated		La province ou le territoire au Canada où est situé le siège social
Province of Ontario
3 —	The classes and any maximum number of shares that the corporation is authorized to issue		Catégories et tout nombre maximal d’actions que la société est autorisee à émettre
An unlimited number of Common Shares, the holders of which are entitled: (a) to vote at all meetings of the shareholders; and (b) to receive the remaining property of the Corporation upon dissolution.
4 —	Restrictions, if any, on share transfers		Restrictions sur le transfert des actions, s’il y a lieu
N/A
5 —	Number (or minimum and maximum number) of directors		Nombre (ou nombre minimal et maximal) d’administrateurs
A minimum of 3 and a maximum of 12 directors.
6 —	Restrictions, if any, on business the corporation may carry on		Limites imposées à l’activité commerciale de la société, s’il y a lieu
N/A
7 —	Other provisions, if any		Autres dispositions, s’il y a lieu
1. The directors of the Corporation are empowered to determine the number of directors of the Corporation and the number of directors to be elected at the annual meeting of the shareholders; and

2. The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

These restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation.

Cette mise à jour des statuts constitutifs démontre exactement, sans changement substantiel, les dispositions correspondantes des statuts constitutifs modifiés qui remplacent les statuts constitutifs originaux.

Signature	Printed Name - Nom en lettres moulées	8 — Capacity of - En qualité de	9 — Tel. No. - N°de tél.
/s/ W. John Jussup	W. John Jussup	Secretary	(613) 738-1338 x. 3364
FOR DEPARTMENTAL USE ONLY - À L’USAGE DU MINISTÈRE SEULEMENT
[SEAL]